UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 14, 2006

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a Form 12b-25 filed with the Securities and Exchange Commission on November 14, 2006, The Cheesecake Factory Incorporated disclosed that it expects to record an estimated cumulative adjustment in the range of $5 million to $6 million based on the Company and Audit Committee’s analysis of the accounting for compensation expense for past stock option grants.  The estimated cumulative adjustment will be offset by increases to Additional Paid-in-Capital, resulting in no net change to Stockholders’ Equity.

As previously announced on July 18, 2006, the Audit Committee of the Company’s Board of Directors, with the assistance of special outside legal counsel, initiated a voluntary review into the Company’s practices relating to its stock option grants. On August 14, 2006, the Audit Committee, based on preliminary results, concluded that the range of potential adjustments would likely be material to the current year and possibly prior years resulting in a restatement of the Company’s previously issued consolidated financial statements, including those in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2006 and those in the Company’s Form 10-Q for the quarter ended April 4, 2006.  Accordingly, the Company reported that its financial statements should no longer be relied upon. The adjustments are due to the incorrect application of the measurement date, as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to certain grants of stock options to directors, officers and employees, resulting from administrative oversight and the date selection methods used by the Company.  The Company noted that, based on the results of the Audit Committee’s review, the vast majority of the option grants impacted were issued prior to June 30, 2002.

The Company previously reported on October 9, 2006 that total revenues increased approximately 11% to $325.0 million from $292.8 million in the third quarter of fiscal 2005. Comparable restaurant sales decreased 1.6% in the third quarter of fiscal 2006 driven by the macro trends impacting much of the restaurant industry, as previously discussed by the Company. By concept, comparable restaurant sales decreased 2.1% at The Cheesecake Factory and increased 6.7% at Grand Lux Cafe in the third quarter of fiscal 2006. Comparable restaurant sales at both concepts were negatively impacted by approximately 1% in the third quarter of fiscal 2006 due to a shift in the current year’s fiscal calendar, as the quarter began after the Fourth of July holiday and ended in the first week of October. The Company had an approximate 1% effective menu price increase at The Cheesecake Factory restaurants during the quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer